ASSIGNMENT
                             OF
                     PURCHASE AGREEMENT

AEI Fund Management, Inc., a Minnesota corporation ("Assignor"), hereby assigns an undivided fifty-four percent (54%) interest to AEI Income & Growth XXI Limited Partnership, a Minnesota limited partnership, an undivided sixteen percent (16%) interest to AEI Income & Growth Fund 23, LLC, a Delaware limited liability company, and an undivided thirty percent (30%) interest to AEI Income & Growth Fund 26, LLC, a Delaware limited liability company (collectively "Assignee") in that certain Purchase Agreement between Assignor and Eau Claire Equity Fund Limited Partnership, a Tennessee limited partnership, dated January 15, 2007, with respect to property located in Eau Claire, Wisconsin known as Best Buy, and Assignee hereby assumes all management responsibilities and obligations thereunder.


                    ASSIGNOR:

                    AEI FUND MANGEMENT, INC.,
                    A Minnesota corporation

                         /s/ Robert P Johnson
                         By: Robert P. Johnson, Its President


                    ASSIGNEE:

                    AEI INCOME & GROWTH FUND XXI
                    LIMITED PARTNERSHIP, a Minnesota
                    limited partnership

                    By: AEI Fund Management XXI, Inc.,
                          a Minnesota corporation,
                          its General Partner

                    By:/s/ Robert P Johnson
                           Robert P. Johnson, Its President

                    AEI INCOME & GROWTH FUND 23, LLC,
                    a Delaware limited liability company

                    By: AEI Fund Management XXI, Inc.,
                          a Minnesota corporation

                    By:  /s/ Robert P Johnson
                             Robert P. Johnson, Its President

                    AEI INCOME & GROWTH FUND 26, LLC,
                    a Delaware limited liability company

                    By: AEI Fund Management XXI, Inc.,
                         a Minnesota Corporation

                    By: /s/ Robert P Johnson
                            Robert P. Johnson, Its President





                AGREEMENT OF PURCHASE AND SALE

     THIS AGREEMENT ("Agreement"), dated as of the 15th day of January 2008, by and between EAU CLAIRE EQUITY FUND LIMITED PARTNERSHIP, a Tennessee limited partnership ("Seller") and AEI FUND MANAGEMENT, INC., a Minnesota corporation, or its assigns ("Purchaser"), recites and provides:

                           RECITALS

     Seller is the owner of a parcel of real property located at 409 Commonwealth Avenue, Eau Claire, Eau Claire County, Wisconsin, 54701, with improvements thereon known generally as Best Buy Store No. 40A, consisting of approximately 45,586 s.f., currently leased for use as a Best Buy electronics store, such property being more particularly described on Exhibit "A" attached hereto (collectively, the "Property").

     Seller wishes to sell and Purchaser wishes to purchase the Property on the terms and conditions set forth herein.

                           AGREEMENT

     NOW, THEREFORE, in consideration of their mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree as follows:

   1. RECITALS. The recitals above are incorporated herein by this reference as matters Purchaser. The Deposit shall be applied to the Purchase Price at Settlement or shall be paid to Purchaser or Seller in accordance with the provisions of Sect of contract, and not mere recital.

   2. CONTRACT. This Agreement shall constitute a binding contract for the purchase and sale of the Property, on the terms and conditions set forth herein.

   3. PROPERTY. The Property includes all of Seller's right, title and interest in and to all buildings and other improvements on or within the Property and all appurtenances thereto, including easements and covenants and the rights of Seller as owner of the Property under that certain Reciprocal Easement and Operation Agreement recorded May 24, 1990 (the "Declaration"), and Seller's right, title and interest in and to the lease of the Property dated January 20, 1998 between Eau Claire Equity Fund, Limited Partnership and Best Buy Store, L.P., (the "Lease").

   4. DEPOSIT. Upon execution hereof, Purchaser shall deposit the sum of ONE HUNDRED THOUSAND Dollars ($100,000) as a
"Deposit,"  which  will  be  held  by  First  American   Title
Insurance  Company, Attention: Rita Bost; National  Commercial
Services,   6077   Primacy  Parkway,  Suite  121-B,   Memphis,
Tennessee,  38119;  Phone: 901 818 6595; Fax:  901  680  9158;
Email: rbost@firstam.com as the "Escrow Agent" in. escrow pending "Settlement." The Deposit shall be held by Escrow Agent in an interest bearing account; all interest accruing on the principal of the Deposit shall be deemed part of the Deposit. If this Agreement is timely terminated pursuant to any right contained herein, the Deposit shall be returned to ion 6 and/or 16 below.



   5. PURCHASE PRICE. The purchase price (the "Purchase Price" for the Property shall be SIX MILLION, SIX HUNDRED
EIGHTY THOUSAND AND NO/100THS DOLLARS ($6,680,000.00). The Purchase Price shall be payable all in cash at settlement by wire transfer, less a credit for the Deposit and applicable prorations, if any.

   6. FEASIBILITY.

 (a) Through 5:00 p.m. Central time, on January 29, 2008 (the "Feasibility Period," Purchaser, its agents, employees and contractors shall have the right to enter the Property for the purpose of inspecting improvements, evaluating the Lease and the Declaration, making surveys, updating the due diligence materials delivered to Purchaser pursuant to Section 6(b) below and performing other tests studies and examinations as Purchaser in its sole discretion desires. If Purchaser, in its sole discretion, is not satisfied with the Property, the "Due Diligence Materials" or the results of any tests, including any materially adverse facts or conditions which may be revealed by a Phase I Environmental report, survey or title examination, Purchaser shall have the right, upon written notice to Seller given prior to expiration of the Feasibility Period, to terminate this Agreement, in which event the Deposit shall be returned to Purchaser.

    (b) Seller has delivered, or will promptly deliver, to Purchaser the materials listed on Exhibit B (the "Due Diligence Materials"). Seller shall promptly deliver to
Purchaser such other due diligence materials in Seller's possession as Purchaser may specifically identify in writing, excluding any materials of a proprietary nature, not relating to the condition or performance of the Property or the tenant. All due diligence updates shall be at Purchaser's sole expense.

   (c)  If notice of termination is not given prior to 5:00 p.m.
Central time on the last day of the Feasibility Period, Purchaser shall be deemed to have waived the termination right under Section 6(a) above.

  (d) Purchaser agrees to repair any damage caused directly by any negligence or other wrongful act or omission by Purchaser,
its   agents,  employees  or  contractors  (collectively,  the
"Purchaser Parties"), in connection with or relating to the exercise of the right of access granted to Purchaser in this paragraph, and to indemnify and hold the Seller harmless from any and all losses actually incurred as a direct result of any such negligence or wrongful act of any of the Purchaser Parties in connection with or relating to the exercise of such right of access. Seller will cooperate and assist Purchaser's access to the buildings.

    7.  CONDITIONS PRECEDENT TO OBLIGATION OF PURCHASER.  This
Agreement and all of Purchaser's obligations hereunder are further subject to satisfaction of the following conditions on or before Settlement:

       (a) SELLER'S REPRESENTATIONS AND DELIVERIES. All representations and warranties of Seller made herein shall be true and correct in all material respects as of the date of Settlement and Seller shall have taken all action and delivered all documents and materials required by this Agreement.

     (b) NO LITIGATION. As of Settlement, there shall be no litigation, proceeding or investigations pending, or to the knowledge of Purchaser or Seller threatened, which might prevent or adversely affect the use of the Property, or which questions the validity of any action taken or to be taken by Seller hereunder.

     (c) LEASE; ESTOPPELS. Purchaser shall have received and approved an Estoppel Certificate from Best Buy Stores, L.P. ("Tenant"), the tenant under the Lease, such Estoppel Certificate to be in the form specified by the Lease, confirming that the Lease is in full force and effect, that there are no modifications or amendments, other than those provided to Purchaser, the amount of rent and any security deposit, that amounts due under the Lease are current and not prepaid and that Seller is not in default under the Lease. Purchaser shall also have received and approved a written communication from Best Buy Co., Inc. ("Guarantor"), the guarantor of the obligations of the Tenant under the Lease pursuant to Section 54 of the Lease (the "Guaranty"), confirming to Purchaser that the Guaranty remains in full force and effect

  (d) Default by Tenant. No default by Tenant under the Lease, and no event which with the passage of time or the giving of notice would constitute a default by Tenant under the Lease, shall have occurred and be continuing.

     In the event any of the foregoing conditions is not satisfied on the date of Settlement, then Purchaser, at its sole option, shall either: (i) waive such condition in writing and proceed to consummate Settlement; or (ii) terminate this Agreement by written notice to Seller, whereupon the Deposit shall be promptly repaid to Purchaser, subject to Purchaser's right to exercise its remedies hereunder in the event of a Seller default. If Purchaser fails to notify Seller of its election of either of the foregoing remedies as of 5:00 P.M. on the Settlement Date, Purchaser shall be deemed to have elected to terminate this Agreement.

      8. SETTLEMENT.

(a) TIME AND PLACE. Unless this Agreement has been terminated as provided above, Seller and Purchaser shall make settlement on the sale and purchase of the Property in accordance with the terms hereof ("Settlement") on the date which is one (1) business day after the expiration of the Feasibility Period (the "Settlement Date"), time being of the essence. Settlement shall take place at the offices of the Escrow Agent, or as mutually agreed by the parties. The parties attendance at Settlement shall not be required.

   (b) PURCHASER'S DELIVERIES. At Settlement, the Purchaser shall pay the purchase price to Seller and shall execute and deliver (i) an "Assignment and Assumption of Lease" in the form attached hereto and incorporated herein as Exhibit "C" and (ii) such other documents and instruments as shall be customary and reasonably required to consummate Settlement.

  (c) SELLER'S DELIVERIES. Seller shall deliver the following to Purchaser: (i) the Deed (as defined in Paragraph 10); (ii) an affidavit as to mechanics' liens and parties in possession in customary form as reasonably required to cause owner's title policy to be issued without exception for Mechanics Liens or parties in possession (other than the Lease); (iii) a Certificate of Non-Foreign Status as required by Section 1445 of the Internal Revenue Code of 1986 and any other certificates required by any governmental authority or agency;
(iv) the Assignment and Assumption of Lease; (v) an assignment of all of Seller's right, title and interest in and to any warranties applicable to the Property, to the extent any are in effect and assignable;

(vi) a written notice from Seller to the Tenant and Guarantor stating that the Property has been sold to Purchaser and directing Tenant to regard Purchaser as its Landlord and make rental payments payable to Purchaser at the address specified by Purchaser and set forth in such notice;
(vii) a "bring down certificate" confirming that all of Seller's representations and warranties contained herein are true and correct in all material respects as of the date of Settlement; (viii) an insured closing letter or other evidence acceptable to the Purchaser that the Escrow Agent has the
authority   to  issue  the  "Title  Policy"  (as  defined   in
subsection 8(d) below) to Purchaser on behalf of First American Title Insurance Company and (ix) such other documents and instruments as shall be customary and reasonably required to consummate Settlement.

  (d) Costs. Seller shall pay for the examination of title to the Property (including the cost of issuance to Purchaser of the "Title Commitment", as that term is defined in Section 9 below), premiums charged by the title insurance company to issue the Owner's Policy of Title Insurance (the "Title Policy"), the costs of preparing the Deed, one-half of the Escrow Agent's reasonable escrow settlement charges, the
Wisconsin real estate transfer tax imposed on Grantors, if any, and Purchaser shall pay the cost of the updated survey certified to Purchaser and the cost of the updated Phase I environmental assessment of the Property. Purchaser shall pay for any endorsements it may require or request on its Owner's Title Policy (except that Seller shall pay for any endorsements required to insure over any of Purchaser's title objections that Seller undertakes to cure and Seller shall pay for any costs associated with the removal of the standard exceptions for mechanic's liens and real estate taxes unpaid but not yet due and payable), the cost of any feasibility studies, recording fees on the Deed and one-half of the Escrow Agent's reasonable escrow Settlement charges. Each party shall pay its own legal, accounting and other expenses incurred in connection with this Agreement or Settlement hereunder. It is the intent of the parties that Seller shall be entitled to all income for the period of time up to but not including the date of Settlement, and Purchaser shall be entitled to all income and shall be responsible for all expenses for the period of time from, after and including the date of Settlement. Such adjustments shall be shown on the Settlement Statement (with such supporting documentation as the parties hereto may require). Without limiting the generality of the foregoing, the items of income and expense allocated at Settlement shall include rent, maintenance charges, any other additional rent, real and personal property taxes, amounts due under contracts assigned to and assumed by Purchaser, if any, and utility charges, except for costs which the tenants under the Lease are responsible for, which shall not be prorated. In addition, any security deposit under the Lease shall be assigned and delivered to Purchaser at Settlement. For purposes of this Section, Settlement shall not be deemed to have occurred unless and until Seller's proceeds are received by Seller prior to 2:00 p.m. Central time on such date. Settlement and any prorations shall be computed as of the following day in the event Seller's proceeds cannot be delivered by 2:00 p.m. Central time on the date specified for Settlement.

   (e) Possession. Subject only to the rights of the tenant under the Lease, possession of the Property shall be delivered to Purchaser immediately upon consummation of Settlement.

  (f) Closing Documents. All closing documents to be executed and delivered by the parties pursuant hereto shall be in form, execution and substance as required herein.



      9. TITLE AND SURVEY OBJECTIONS. Seller shall cause the Escrow Agent to issue to Purchaser a current standard commitment for an ALTA-Form B title insurance policy (the "Title Commitment"), naming Purchaser as the proposed purchaser of the Property and including copies of all documents and instruments noted on Schedule B thereto as encumbrances on title (collectively the "Title Commitment") as soon as reasonably possible and in any event within ten (10) days of the date hereof. The Purchaser shall have until expiration of the Feasibility Period to report to Seller in writing any survey or title defects or other objections regarding the Property that are disclosed by Purchaser's examination of the Title Commitment which, in Purchaser's sole discretion, materially adversely affect use of the Property as currently operated or make the title to the Property uninsurable or which impose restrictions on existing or future use of the Property which are not acceptable to Purchaser. Seller shall have the right, but not the duty to cure any such title objections reported by Purchaser. If the Seller is unable or unwilling to cure objections to the Purchaser's satisfaction prior to Settlement then, notwithstanding anything herein to the contrary, the Purchaser shall, at its option, either (i) terminate this Agreement, in which event the Deposit shall be refunded; or (ii) waive such defects and proceed to Settlement, with no reduction in the Purchase Price; provided, however, that all mortgages, deeds of trusts and other monetary liens shall be deemed to have been objected to by Purchaser, shall be paid at Settlement, and the parties hereby authorize application of the Purchase Price proceeds to effect the same. If any additional matters of record are created after the date of the examination of title contemplated hereby, and prior to Settlement, Purchaser shall have the right to further delay Settlement a reasonable time to permit Seller to complete curative action. Any matters of title or survey not timely objected to by Purchaser or which are reported but not cured by Settlement shall be deemed waived.

 10. THE DEED. At the time specified in Paragraph 8 above for Settlement the Seller shall deliver to Purchaser a Special Warranty Deed (the "Deed") conveying fee simple title to the Property, described according to the applicable legal description attached hereto as Exhibit "A," subject to all liens, encumbrances, conditions and restrictions of record, unless otherwise agreed in writing.

 11. RISK OF LOSS. The risk of loss or damage to the Property by fire or other casualty prior to Settlement thereon shall be on the Seller. If such loss or damage is substantial, materially and adversely affects the Purchaser's intended use and enjoyment of the Property as of Settlement or gives rise to the right of the tenant to terminate the Lease as a result of such casualty or if Purchaser determines in its discretion that the occurrence of such damage renders the Property unfit for investment purposes, the Purchaser shall have the option to (i) terminate this Agreement and have the Deposit refunded, in which event the parties hereto shall have no further obligations or liabilities to one another hereunder; or (ii) proceed to Settlement with an assignment of any right of Seller in and to the proceeds of insurance.

  12. CONDEMNATION. If all or any portion of the Property is subject to actual or threatened taking pursuant to the power of eminent domain prior to Settlement, the Purchaser shall be entitled to elect either to (a) terminate this Agreement and have the Deposit refunded in which event the parties shall have no further obligations hereunder, or (b) proceed to Settlement, in which event, at Purchaser's option all proceeds, awards and other payments arising from any such taking or sale shall be assigned and paid to the Purchaser.


      13. COVENANTS.

         (a) SELLER'S COVENANTS. Seller covenants and agrees with Purchaser that, prior to Settlement:

  (i) Seller, as Landlord, shall not violate the provisions of the Lease and shall use reasonable efforts to cause tenant to fully comply with the terms and provisions of the Lease.
Seller shall cooperate in good faith with Purchaser in an effort to discuss and explain the provisions of the Lease and the Declaration as part of Purchaser's due diligence.

      (ii) Seller shall continue to maintain all of Seller's existing insurance policies relating to the Property, or any part thereof, if any, in full force and effect until the Settlement has occurred, and shall cause tenant to maintain all of tenant's policies relating to the Property as required under the Lease.

   (iii) Seller shall provide Purchaser with a copy of any written notice hereafter received by Seller relating to any violations or alleged violations of any federal, state or municipal laws, ordinances, rules and regulations affecting the Property, or any pending or threatened actions, proceedings or claims affecting the Property.

   (iv) From and after the date hereof, Seller shall not, except as required by the Lease, (A) make or authorize to be made any alterations to the Property, (B) enter into any amendments or modifications of the Lease or other agreements, leases or undertakings with respect to the Property or any part thereof,
(C)   submit   or  file  any  applications  with  governmental
authorities to change the zoning of the Property, or (D) record or consent to the recordation of any liens, mortgages, or encumbrances of any kind affecting the Property, except as would be discharged at Settlement.

      14.  Representations and Warranties of the  Seller.  The
 Seller represents and warrants as of the date hereof that to the best of its actual knowledge without investigation:

  (a) Repairs; Notice of Violation. No governmental agency has served any written notice on the Seller regarding any repairs, alterations or corrections of any existing condition on the Property. Seller has not received any written notice from Tenant, any governmental agency or authority or other third
party   that   any  part  of  the  Property,   including   any
improvements   located  thereon,  in  any  way  violates   the
Declaration  or  any  applicable  statute,  ordinance,   rule,
regulation or other law.

   (b) Condemnation. There is no pending or threatened proceedings for condemnation or the exercise of the right of eminent domain as to any part of the Property or for the limiting or denying of any right of access thereto.

  (c) Authorization and Execution. This Agreement has been duly authorized by all necessary action on the part of Seller and has been duly executed and delivered by the Seller. Seller
shall   deliver   to  Purchaser,  prior  to  Settlement,   all
organizational documents, resolutions, certificates and other materials reasonably required by Purchaser to confirm the foregoing.





         (d) HAZARDOUS MATERIALS. No hazardous materials, as hereinafter defined, are located on or about the Property, nor has Seller used the Property for the storage, manufacture or disposal of hazardous materials. For the purposes of this Agreement, "hazardous materials" shall mean any "hazardous substance," "hazardous waste" and "hazardous material," as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1984, 42 U.S.C. Section 9601, et. seq., as amended, the Resource Conservation and Recovery Act of 1976, as amended, and the Hazardous and Solid Waste Amendment of 1984, as amended, the regulations adopted pursuant thereto and any other federal, state and local law, statute or ordinance or any court or administrative decree or any private agreement with any governmental authority pertaining to hazardous or toxic materials, substances, pollutants, contaminants or waste to Seller's knowledge.

 (e) LEASES. There are no leases, tenancies, licenses or other rights of occupancy or use for, or any private restriction cm, any portion of the Property other than the Lease, the Declaration and other title matters of record. Neither tenant nor Seller is in default in performing its obligations under the Lease or the Declaration.

    (f) NO OTHER AGREEMENTS. Seller has not entered into any agreements affecting the Property other than the Lease and the Declaration and other matters that would be revealed by inquiry and proper search of the land records and/or zoning and planning records in the local jurisdiction.

    Except for the foregoing representations, Seller makes no representations or warranties with respect to the Property and Purchaser acknowledges and agrees that the Property is being sold "AS IS, WHERE IS," and that Purchaser is relying on its own inspections, consultants and inquiries with respect to the Property, the Lease and all related matters. The "best of Seller's knowledge" as used herein shall be deemed to mean the actual knowledge of the Seller, without investigation. The representations and warranties of Seller contained in this
Section 14, as well as the representations and warranties of Purchaser contained in Section 15 below, shall survive
Settlement and delivery of the Deed for a period of six months.

      15.  REPRESENTATIONS AND WARRANTIES  OF  THE  PURCHASER.
 The  Purchaser represents and warrants as of the date  hereof
 and   shall  be  deemed  to  represent  and  warrant  as   of
 Settlement that:

         (a) ORGANIZATION. Purchaser is a corporation duly organized and in good standing under the laws of Minnesota, and has qualified (or will be qualified) to do business in all jurisdictions in which such qualification is necessary to consummate the transactions described herein.

         (b). Authorization and Execution. The execution, delivery and performance of this Agreement by Purchaser has been duly authorized by all necessary action, if any, as applicable, and has been duly executed and delivered by the Purchaser. This Agreement is enforceable against Purchaser in accordance with its terms and does not conflict with any indenture, operating agreement, bylaw, or any other agreement to which Purchaser is bound. The individual signing on behalf of Purchaser is authorized to act for and on behalf of and to bind Purchaser in connection with this Agreement.




         (c) AGREEMENTS. There is no agreement to which Purchaser is a party or, to Purchaser's knowledge, is binding on Purchaser, which adversely affects Purchaser's ability to perform its obligations under this Agreement.

  16. DEFAULT. In the event of a default by Purchaser, Seller's sole and exclusive remedy, in lieu of all other remedies, shall be to retain the Deposit as liquidated damages, and Seller hereby specifically waives the right to seek specific performance of this Agreement by Purchaser. If Seller defaults hereunder, Purchaser may terminate this Agreement, in which event the Deposit shall be promptly refunded to Purchaser or Purchaser may seek specific performance of this Agreement as its sole remedy at law or in equity.

 17. Agents and Brokers. Neither party has been represented by a real estate broker or agent in connection with the execution of this Agreement or the consummation of the transaction set
forth   herein   except  for  Investment   Associates   Realty
("Broker"), which shall receive a commission at closing, and only in the event of closing, in the amount of four and one-half (4.5%) percent of the Purchase Price. The commission to
Broker  shall  be  paid  by  Seller.  Each  party  agrees   to
indemnify, defend and hold the other harmless from and against any and all claims, fees, commissions and suits of any other real estate broker or agent with respect to services claimed to have been rendered at the request of or through or under such party in connection with the execution of this Agreement or the Lease or the transactions set forth herein..

     18. Notices. Any notice, request or demand required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed sufficiently given if delivered by hand by messenger at the address of the intended recipient, sent prepaid by Federal Express (or a comparable guaranteed overnight delivery service), or deposited in the United States first class mail (registered or certified, postage prepaid, with return receipt requested), addressed as follows:


             For the   c/o George Rerat
          Purchaser:   Managing Director of
                       Acquisitions 1300
                       Wells Fargo Place
                       30 Seventh Street East
                       St. Paul, Minnesota
                       55101 Telephone No.:
                       (651) 227-7333 Fax
                       No.: (651) 227-7705
                       E-mail:
                       grerat@aeifimds.com
             and
                       Marissa Kim
                       Acquisitions Closer
                       1300 Wells Fargo Place
                       30 Seventh Street East
                       St. Paul, Minnesota
                       55101 Telephone No.:
                       (651)227-7333 Fax
                       No.: (651) 227-7705
                       E-Mail:
                       mkim@aeifunds.com




      with a copy to:  Thomas M. Hart
                       Winthrop &
                       Weinstine, P.A.
                       225 South Sixth
                       Street
                       Suite 3500
                       Minneapolis, MN
                       55402-4629 Phone:
                       (612) 604-6624
                       Fax: (612) 604-6824
       For the         Email:
       Seller:         thart@winthrop.com

                       Patricia R. Young
                       Perrone & Young
                       109  Westpark Drive,
                       Suite 330
                       Brentwood,Tennessee  37027
                       Phone:     615 /373.6910
                       Fax: 615/ 373.8716
                       Email: pyoung@pylaw.net




Notice may also be given by confirmed facsimile transmission, provided notice is also sent subsequently by one of the methods specified above. Notice shall be deemed given on the date of the receipt or upon confirmed facsimile transmission to the party named therein at the applicable fax number above.

    19. APPLICABLE LAW. This Agreement shall be construed, performed and enforced in accordance with the laws of the State of Wisconsin, however jurisdiction for any dispute hereunder shall be the U.S. District Court in Memphis, Shelby County, Tennessee.

    20. ENTIRE AGREEMENT; MODIFICATION. This Agreement contains the entire agreement between the parties hereto relating to the Property and supersedes all prior and contemporaneous negotiations, understandings and agreements, written or oral, between the parties hereto. This Agreement shall not be amended or modified and no waiver of any provision hereof shall be effective unless set forth in a written instrument executed with the same formality as this Agreement.

    21. SURVIVAL. Except as otherwise expressly set forth herein, the provisions of this Agreement shall not survive Settlement hereunder and shall be deemed merged into the deed at Settlement.

    22. TIME OF THE ESSENCE. The parties expressly acknowledge and agree that TIME IS OF THE ESSENCE with respect to each and every provision of this Agreement; provided, however, that if the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States, then such time period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

    23. Severability. In the event any one or more of the provisions contained in this Agreement are held to be invalid, illegal, or unenforceable in any respect, such invalidity,



illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had not been contained herein.

    24. CAPTIONS. Any paragraph headings or captions contained in this Agreement shall be for convenience of reference only and shall not affect the construction or interpretation of any provision of this Agreement.

    25. COUNTERPARTS. Upon written notice to Seller, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

    26. TAX-FREE EXCHANGE. The parties acknowledges that Purchaser and/or Seller may wish to close this transaction as part of a tax-free exchange. The parties shall cooperate with the other and take any reasonable actions necessary, including the execution of appropriate documents, to assist the other so to acquire or sell the Property as part of a 1031 deferred exchange provided that: (a) neither party shall not be required to incur any liability or expense in connection with the others exchange; and (b) the exchange does not delay Settlement.

    27. ASSIGNMENT. This Agreement shall not be assignable by Purchaser without Seller's prior written consent, which consent shall not be unreasonably withheld or delayed. Provided, however, if Purchaser shall remain primarily liable hereunder, the Purchaser may assign, with written notice to the Seller, all or a portion of its interest herein to an affiliate of Purchaser. No assignment by Purchaser shall relieve it of its obligations and liabilities hereunder.


    28. LITIGATION COSTS. If any litigation is initiated by either party hereto arising under this Agreement or otherwise in connection with conveyance of the Property by Seller to Purchase, the prevailing party in such litigation (i.e. the party whose position is substantially upheld) shall be entitled to reimbursement from the non-prevailing party for all costs and expenses, including without limitation reasonable attorney's fees, paid or incurred by the prevailing party in connection with such litigation.





    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name pursuant to due authority as of the dates set forth below.

              PURCHASER:        AEI FUND MANAGEMENT,
                                INC., a Minnesota
                                corporation

                               By /s/ Robert P Johnson
                               Printed Name: Robert P Johnson
                               Its: President
                               Date: January 15, 2008


              SELLER: EAU CLAIRE EQUITY FUND, LIMITED PARTNERSHIP a Tennessee limited partnership

                               By  H.S Munster
                                 Dr. H.S. Grafzu Munster


                               Date January 15, 2008



                             Exhibit A
                        (Legal Description)

The land referred to in this commitment/policy is situated in the State of Wisconsin, County of EauClaire and is described as follows:

Part of Lot 6, Plat of Oak Pointe, described as follows: Lot 8, of the Certifited Survey Map recorded in Volume 4, Page 97 and 98 of the Eau Claire County Registry, located in the Nrothwest 1/4 of the Southeast
1/4, the Southwest 1/4 of the Southeast 1/4, and the Southeast 1/4 of of the Southeast 1/4 all in Section 35, Township 27 North, Range 9
West, City of EauClaire, Eau Claire County, Wisconsin, more particularly described as: Commencing at the Southwest corner of said Section 35, thence N 88 43' 29" E. on the South section line, 2,582.70 feet to the South 1/4 corner of said Section 35, thence N. 00 14' 29" W. on the North-South 1/4 line, 1,031.35 feet; thence S 85 46' 32" E. 46.21 feet; thence continuing S 85 46' 32" E 160.00 feet to the Southwest corner of said Lot 6, thence N 41 16' 57" E 257.49 fee to the Southerly right-of-way of Commonwalth Avenue, thence N 88 45' 02" E.502.00 feet; thence 113.97 feet along the arc of a curve to the left having a radius of 300.45 feet, a central angle of 21 44' 04" and a113.29 foot chord that bears N 77 53'00" E thence N 67 00' 58" E148.10 feet to the point of beginning; thence 213.34 feet along the arc of a curve to the right having a radius of 260.00 feet, a central angle of 47 00' 50" and a 207.41 foo tchord that bears S 89 28' 37" E;thence S 44 55' 58" E 183.73 feet; thence S 32 15' 06" E 204.97 feet; thence S 41 39' 38" E 200.00 feet;
thence S 48 20' 22" W.268.25  feet; thence N 41 54'07" W 294.58 feet;
thence N 64 26'35" W 54.23 feet; thence N 41 54' 07" W 207.92 feet; thence N 03 58'30"W 194.25 feet; thence N 24 18' 47" E 45.93 feet to the point of beginning. Subject to existing easements.

Also known as: Lot 8 of Certified Survey Map #713 recorded in Volume 3 of Certified Survey Maps, Page 390 as Document #596743, re-recorded as Certified Survy Map #768 in Volume 4 of Certified Survey Maps, Page 97 as Document #607512.

Tax Parcel #15-4416